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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of 4,313,184 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2000, with respect to the financial statements of Targeted Genetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Seattle, Washington
March 21, 2000

                CONSENT OF ERNST & YOUNG, CHARTERED ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Targeted Genetics Corporation for the registration of 4,313,184 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the financial statements of Emerald Gene Systems, Ltd. which are included in Targeted Genetics Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young
                                          Chartered Accountants

Hamilton, Bermuda
March 21, 2000